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                                                                     EXHIBIT 23:

                     Consent of Certified Public Accountants

We consent to the use of our reports, dated May 9, 2003, in Form 10-Q filing of the Peoples Financial Corporation.



/s/ Piltz, Williams, LaRosa & Co.

PILTZ, WILLIAMS, LAROSA & CO.
Biloxi, Mississippi
May 13, 2003